EXHIBIT 32.3
CERTIFICATION OF CHIEF FINANCIAL OFFICER
REDHOOK ALE BREWERY, INCORPORATED
FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2007
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
I am the Chief Financial Officer of Redhook Ale Brewery, Incorporated, a Washington corporation (the “Company”). I am delivering this certificate in connection with the Form 10-K of the Company for the year ended December 31, 2007 and filed with the Securities and Exchange Commission (“Form 10-K”).
Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I hereby certify that the Form 10-K fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: March 26, 2008

BY:	/s/ Jay T. Caldwell

Jay T. Caldwell
Chief Financial Officer